UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _______)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to § 240.14a-12.

On2 Technologies, Inc.

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of a notice distributed August 5, 2009 to all On2 Technologies, Inc. employees in the United States.

Frequently Asked Questions for US Employees and Other Employees Subject to US Policies

What is the timing of the transaction?

* We expect the transaction to close in Q4, but timing depends on, among other things, the receipt of On2 stockholder approval, regulatory clearances and the satisfaction of other conditions.

* Within a few weeks after the announcement, Google will file a registration statement with the SEC that includes a prospectus of Google and proxy statement of On2 in connection with the transaction.

* We will mail the proxy statement / prospectus to stockholders and hold a stockholders meeting to vote on the transaction as promptly as practicable.

Will On2 operate as an independent company during the pendency of the transaction?

* On2 will generally continue to operate in the ordinary course of business and as a separate and independent company until the transaction closes, subject to certain limitations in the merger agreement regarding specified types of material transactions.  Any contact between Google and any On2 employees during the pendency of the transaction must be approved by Matt Frost or Tim Reusing.

Why is Google interested in a transaction with On2?

* Google has indicated to us that they are continually looking to improve video quality and delivery on the web, and that our video technologies will allow them to do even more with their products and initiatives. They have indicated that they are interested in all parts of our video technology. With Google Video, Google Talk and YouTube, among others, they have a substantial interest in developing tools and technology that will better support more high quality video on the Internet.

* Google has indicated that they believe that our team and technology will help Google make higher quality video available online.  We believe that their decision to engage in this transaction with us after an intensive review is testament to every On2 employee's skill and hard work.

What are the financial terms?

* Under the terms of the agreement, each outstanding share of On2 common stock will be converted into $0.60 worth of Google class A common stock in a stock-for-stock transaction.

* The number of shares of Google class A common stock to be received by On2 stockholders will be determined by dividing $0.60 per share by the volume weighted average trading price of a share of Google class A common stock based on the sales price of every share of Google class A common stock traded during the twenty trading-day period ending on and including the second trading day prior to the date of the meeting of On2's stockholders to consider and vote on the merger agreement.

Are there any conditions to the completion of the transaction?

* The transaction will not be completed unless and until certain conditions are satisfied, including the receipt of On2 stockholder approval, regulatory clearances and the satisfaction of other conditions

What happens to my On2 stock options and restricted stock? Will we get Google options?

* All vested and unvested options that  have a strike price below $0.60 , as well as unvested restricted shares, will vest and be exchanged for a certain number of shares of Google under the terms of the acquisition agreement.

* The number of shares of Google you receive will be determined by dividing $0.60 per share by the volume weighted average trading price of a share of Google class A common stock based on the sales price of every share of Google class A common stock traded during the twenty trading-day period ending on the second trading day prior to the date of the meeting of On2's stockholders to consider and vote on the transaction.

* If  you own any restricted shares that have vested, those shares will be treated the same in the transaction as all other  On2 common stock.

* All "out of the money" options (i.e., strike price of $0.60 and above) will be cancelled.

* No Google options will be granted to employees in connection with the acquisition.

* If the number of shares that you have does not add up to a single share of Google or would result in the issuance of fractional shares of Google (e.g., 50 shares of On2 does not equal a single share of Google), you will receive cash for your shares or fractional shares.

What about taxation of restricted stock and options?

* You are advised to consult your own tax advisor regarding the tax treatment of your restricted stock and options.  Additional information regarding your tax treatment will also be forthcoming in the proxy statement / prospectus for the transaction.

How much control will we have over our own daily operations after the transaction closes? Will the company continue its current business model, i.e., licensing software for revenue?

* That is a decision that Google will make.

Will the reporting structure change? Will I report to somebody in Mountain View?

* That is a decision that Google will make.

Will any Google people move over to On2?

* That is a decision that Google will make.

Does the transaction include On2 Cambridge & On2 Oulu?

* Yes, since they are both subsidiaries of On2.

If there are staff reductions, how will Google decide who to keep?

* Google has indicated to us that they consider this an acquisition of people as much as technology. They have indicated that they intend to meet with every On2 employee during the transition to learn about your skills and interests and determine if there are opportunities for you at Google. Google does not expect that personnel changes will occur during a two month evaluation period after the closing. You will continue to earn 100% of your current salary during the two month evaluation period.

* Google has agreed that it will likely take at least two months after closing (i.e., after stockholders approve the transaction) to evaluate our employees before making any decisions. If Google does not make you an offer, or if you reject an offer, you will receive three months' severance pay unless terminated for cause.

Additional Information and Where to Find It

Google plans to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 in connection with the transaction, which will include a Proxy Statement of On2 that also constitutes a Prospectus of Google.  On2 will mail the Proxy Statement/Prospectus to its stockholders in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Google, On2, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663  or On2 Investor Relations at +1-518-881-4299.  In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Google's website at investor.google.com  and on On2's website at www.on2.com.

Participants in the Solicitation

Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.   Information regarding Google's executive officers and directors is included in Google's definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2's executive officers and directors is included in On2's definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement / Prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from On2 stockholders, which participants may have interests different from On2 stockholders generally.  You can obtain free copies of these documents from Google or On2 using the contact information above.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the acquisition, Google's and On2's ability to close the acquisition, and the expected benefits of the acquisition. These statements are based on the current expectations or beliefs of managements of Google Inc. and On2 Technologies, Inc., and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to receive the required stockholder and regulatory approval for the acquisition, (3) failure to compete successfully in this highly competitive and rapidly changing marketplace, (4) failure to retain key employees, and (5) other factors affecting the operation of the respective businesses of Google and On2. More detailed information about these and other factors that may affect current expectations may be found in filings by Google or On2, as applicable, with the Securities and Exchange Commission, including their respective most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Google and On2 are under no obligation to, and expressly disclaim any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.